Exhibit 10.41
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT, AS AMENDED.
SUBLICENSE AGREEMENT
THIS SUBLICENSE AGREEMENT (this “Agreement”), dated as of December 21, 2007 (the “Effective Date”), is made by and among CELL THERAPEUTICS, INC., a Washington corporation (“CTI”), BIOGEN IDEC INC., a Delaware corporation (“BIIB”), and CORIXA CORPORATION, a Delaware corporation (“CORIXA”), COULTER PHARMACEUTICAL, INC., a Delaware corporation (“COULTER”), THE REGENTS OF THE UNIVERSITY OF MICHIGAN, a Michigan constitutional corporation (“MICHIGAN”) and SMITHKLINE BEECHAM CORPORATION doing business as GLAXOSMITHKLINE, a Pennsylvania corporation (“GSK”) (CORIXA, COULTER, MICHIGAN, and GSK, collectively, “LICENSORS”).
WHEREAS, BIIB and LICENSORS are party to that certain Settlement and License Agreement, dated as of February 27, 2004, a complete copy of which is attached hereto as Exhibit A (the “License Agreement”), pursuant to which LICENSORS grant, and BIIB accepts, certain licenses to the Licensed Patents (as defined below);
WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of August 15, 2007, by and between CTI and BIIB (the “Asset Purchase Agreement”), CTI has purchased certain assets (the “Acquisition”) from BIIB relating to the pharmaceutical product currently marketed and sold as ZEVALIN® (lbritumomab Tiuxetan), consisting of Indium-111 lbritumomab Tiuxetan and Yttrium-90 lbritumomab Tiuxetan (the “Product”);
WHEREAS, in connection with the Acquisition, BIIB desires to grant, and CTI desires to accept, certain sublicenses to the Licensed Patents, all upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, LICENSORS desire to consent to such sublicenses to the Licensed Patents, upon the terms and subject to the conditions set forth in this Agreement, and to agree to certain arrangements in connection therewith.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CTI, BIIB and LICENSORS agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
“Acquisition” has the meaning set forth in the recitals.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person. A Person will be deemed to “Control” another Person if such first Person has the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.
“Asset Purchase Agreement” has the meaning set forth in the recitals.
“BIIB” has the meaning set forth in the introductory paragraph.
“CORIXA” has the meaning set forth in the introductory paragraph.
“CTI” has the meaning set forth in the introductory paragraph.
“Effective Date” means the meaning set forth in the introductory paragraph.
“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality of applicable jurisdiction, whether domestic or foreign.
“Governmental Rule” means any applicable law, judgment, order, award, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.
“GSK” has the meaning set forth in the introductory paragraph.
“License Agreement” has the meaning set forth in the recitals.
“Licensed Patents” means THE KAMINSKY PATENT FAMILY (as defined in the License Agreement) and THE WAHL PATENT FAMILY (as defined in the License Agreement).
“LICENSORS” has the meaning set forth in the introductory paragraph.
“MICHIGAN” has the meaning set forth in the introductory paragraph.
“Pass-Through Obligations” has the meaning set forth in Section 2.2.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.
“Product” has the meaning set forth in the recitals and includes, without limitation, Zevalin Kits (as defined in the License Agreement).
“Term” has the meaning set forth in Section 4.1.
“Transaction Documents” has the meaning set forth in the Asset Purchase Agreement.
“United States” means the United States of America, together with all of its territories and possessions, and the Commonwealth of Puerto Rico.

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Section 1.2 Interpretation.
(a) When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.
(c) All references to any introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to the introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules to this Agreement unless otherwise specifically set forth herein.
(d) This Agreement shall be deemed drafted by each of CTI, BIIB and LICENSORS and shall not be specifically construed against any party based on any claim that such party or its counsel drafted this Agreement.
ARTICLE II
SUBLICENSE
Section 2.1 Sublicense. Subject to the terms and conditions of this Agreement and the License Agreement, BIIB hereby grants to CTI, and CTI hereby accepts, an exclusive (even as to BIIB) sublicense under the Licensed Patents, without the right to sublicense, to make, have made, use, offer to sell, sell, have sold and import the Product in the United States during the Term, but solely for ultimate use of such Product by end users in the United States. For the avoidance of doubt, no rights are granted pursuant to this Agreement (and CTI shall have no rights) with respect to the Licensed Patents: (i) for any purpose other than to make, have made, use, offer to sell, sell, have sold and import the Product in the United States during the Term for ultimate use of such Product by end users in the United States; or (ii) for any purpose in any territory outside of the United States even if such purpose results in ultimate use of such Product by end users in the United States. The foregoing restrictions pertaining to use by end users (in the preceding sentence) shall not be construed to prevent the sale of the Product to Persons in a distribution chain resulting in eventual use by end users in the United States, provided that Net Sales (as defined in the License Agreement) are subject to payment to CORIXA of royalties on such Net Sales in accordance with Section 4.2 and Paragraph 6(v) (Definitions) of the License Agreement.
Section 2.2 “Pass-Through” of Obligations. CTI agrees to abide by all of the terms, conditions and provisions of the License Agreement applicable to BIIB’s sublicensee(s), and expressly agrees and accepts that the terms and conditions of the License Agreement are binding on CTI, it being understood that the sublicense granted pursuant to Section 2.1 is subject thereto. In addition and without limiting the foregoing, CTI hereby assumes the following obligations of BIIB under the License Agreement from and after the Effective Date (the “Pass-Through Obligations”):
(a) the obligation to pay the one-time payment of Five Million Dollars (US$5,000,000,) to CORIXA pursuant to Section 4.1 of the License Agreement (subject to Section 4.3 of the License Agreement);

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(b) the obligation to pay a [***] percent ([***] %) royalty on Net Sales (as defined in the License Agreement) through [***] to CORIXA, except as provided in Section 4.3 of the License Agreement, and to provide royalty reports to CORIXA pursuant to Sections 4.2 and 4.5 of the License Agreement with respect to the Product in the United States (subject to Section 4.3 of the License Agreement);
(c) the obligation to account for and report its Net Sales of Product to CORIXA in the same manner as if such sales had been made by BIIB pursuant to Section 4.4 of the License Agreement;
(d) the obligation to maintain records and permit examination of such records by CORIXA pursuant to Section 4.6 of the License Agreement with respect to the Product in the United States;
(e) the obligation to comply with the dispute provision under Section 4.7 of the License Agreement and the mediation provision set forth in Section 12 of the License Agreement;
(f) the obligation to maintain the License Agreement as confidential in accordance with Article 15 of the License Agreement; and
(g) all other obligations of BIIB in the License Agreement to the extent that such obligations relate to the development, manufacture or sale of the Product in the United States.
CTI shall fully and timely perform any and all of the Pass-Through Obligations, and BIIB shall not perform any of the Pass-Through Obligations on CTI’s behalf. CTI shall fully and timely make payment of any milestone due and payable under Section 4.1 of the License Agreement and all royalties due and payable under Section 4.2 of the License Agreement to GlaxoSmithKline Biologicals, 553 Old Corvallis Road, Hamilton, Montana 58940-3131, USA, by wire transfer to the account designated by CORIXA or GSK or to such other account designated in writing by GSK. LICENSORS acknowledge and agree that CTI shall be solely liable for the Pass-Through Obligations incurred after the Effective Date and during the Term and that LICENSORS shall look only to CTI for the performance of any and all such Pass Through Obligations after the Effective Date; provided, however, that BIIB shall indemnify LICENSORS for any outstanding milestones or royalties owed by CTI to LICENSORS pursuant to the Pass-Through Obligations upon LICENSORS’ termination of this Agreement pursuant to Section 4.2 for CTI’ s failure to cure non-performance of any Pass-Through Obligations and that, following any such termination, LICENSORS have the right to proceed against CTI, proceed against BIIB or proceed against CTI and BIIB jointly for any payment thereof. For the avoidance of doubt, the parties acknowledge and agree that: (i) the intent of this Section 2.2 is to “pass-through” the Pass-Through Obligations incurred after the Effective Date and during the Term from BIIB to CTI so that (x) CTI and LICENSORS deal directly with each other (and LICENSORS would deal with BIIB only as necessary to seek the indemnification provided for above) in connection with such Pass-Through Obligations after the Effective Date during the Term and (y) CTI performs such Pass-Through Obligations directly for, and for the direct benefit of, LICENSORS; and (ii) the License Agreement is hereby amended accordingly. Upon BIIB’s request, CTI shall inform BIIB as to the status and nature of CTI’s performance of the Pass Through Obligations.

[***]:	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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Section 2.3 Consent and Agreement of LICENSORS. LICENSORS acknowledge and agree to the arrangements contemplated by this Agreement, including the arrangements under Sections 2.1 and 2.2. LICENSORS further acknowledge and agree that, even though BIIB will continue to manufacture the Product for CTI after the Effective Date, CTI shall have sole responsibility for the performance of the Pass-Through Obligations as set forth in Section 2.2, subject to BIIB’s indemnification obligation expressly provided therein and LICENSORS’ right to proceed against CTI, proceed against BIIB or proceed against CTI and BIIB jointly for any payment thereof in accordance with Section 2.2. For the avoidance of doubt, the manufacture of the Product by BIIB on CTI’s behalf: (i) is within the scope of the sublicense granted pursuant to Section 2.1; and (ii) does not require BIIB to obtain a separate license from LICENSORS.
ARTICLE III
REPRESENTATIONS AND WARRANTIES; NO CHALLENGES TO LICENSED PATENTS
Section 3.1 BIIB to CTI. BIIB represents and warrants to CTI, as of the Effective Date, as follows:
(a) BIIB has the power and authority to execute, deliver and perform this Agreement, and this Agreement is a valid and binding obligation of BIIB, enforceable in accordance with its terms; and
(b) BIIB has the right to grant the sublicenses to the Licensed Patents that are the subject of this Agreement.
Section 3.2 CTI to LICENSORS. CTI represents and warrants to the LICENSORS, as of the Effective Date, that CTI has the power and authority to execute, deliver and perform this Agreement, and this Agreement is a valid and binding obligation of CTI, enforceable in accordance with its terms.
Section 3.3 BIIB to LICENSORS. BIIB represents and warrants to the LICENSORS, as of the Effective Date, that this Agreement does not materially alter BIIB’s obligations to the LICENSORS under the Agreement (except as such obligations are to be performed by CTI, rather than BIIB, hereunder).
Section 3.4 No Challenges to LICENSORS’ Licensed Patents. CTI expressly agrees that, as of the Effective Date, it shall be bound by Section 6.1.2 and Section 6.1.3 of the License Agreement for the Term unless CTI terminates this Agreement prior to the end of the Term in accordance with Section 4.2.
Section 3.5 No Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN SECTION 3.1 AND IN ARTICLE V OF THE ASSET PURCHASE AGREEMENT, BIIB MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, ENFORCEABILITY OR NON-INFRINGEMENT REGARDING OR WITH RESPECT TO THE LICENSED PATENTS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THE LICENSE AGREEMENT, LICENSORS MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, ENFORCEABILITY OR NON-INFRINGEMENT REGARDING OR WITH RESPECT TO THE LICENSED PATENTS.

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ARTICLE IV
TERM AND TERMINATION
Section 4.1 Term. This Agreement shall commence on the Effective Date and shall continue until the expiration or termination of the License Agreement pursuant to Section 11 of the License Agreement, unless earlier terminated in accordance with Section 4.2 (the “Term”); provided, however, that the Term shall continue beyond any termination of the License Agreement for so long as CTI performs the Pass-Through Obligations, unless earlier terminated in accordance with Section 4.2.
Section 4.2 Termination.
(a) The LICENSORS (as a group), BIIB and CTI each shall have the right to terminate this Agreement with immediate effect upon written notice to the other parties upon the occurrence of any of the following:
(i) any other party (except any LICENSORS) files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law; or
(ii) any other party fails to cure its material noncompliance with any of the terms and conditions hereof or any material breach of its representations and warranties hereof within the time period specified in any written notice (which shall be at least sixty (60) days) delivered to such non-compliant or breaching party.
For the avoidance of doubt, LICENSORS have the right to terminate this Agreement with immediate effect upon written notice to both of CTI and BIIB upon CTI failing to cure non performance of any of the Pass-Through Obligations within the time period specified in any written notice (which shall be at least sixty (60) days) delivered to both of CTI and BIIB.
(b) BIIB shall have the additional right to terminate this Agreement with immediate effect upon written notice to CTI and LICENSORS upon CTI failing to cure any material noncompliance with any of the terms and conditions of any of the Transaction Documents within the time period specified in any written notice (which shall be at least sixty (60) days) delivered to CTI; provided, however, that the foregoing shall not apply to any such non-compliance relating solely to a good faith payment dispute so long as such dispute remains unsettled and any amounts not in dispute have been timely paid.

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Section 4.3 Effect of Termination. If this Agreement expires pursuant to Section 4.1 or is terminated pursuant to Section 4.2, any such expiration or termination shall not operate to discharge any liability that had been incurred by any party prior thereto.
Section 4.4 Survival. Sections 3.5 and 4.3, and Articles V and VI, shall survive any expiration or termination of this Agreement.
ARTICLE V
INDEMNIFICATION
Section 5.1 Between CTI and BIIB. As between CTI and BIIB, the provisions of A rticle XII (Indemnification) of the Asset Purchase Agreement are incorporated herein, mutatis mutandis, by reference and shall be effective as if fully set forth herein. In furtherance of the foregoing, consistent with Section 12.2 of the Asset Purchase Agreement, each of CTI and BIIB acknowledges and agrees that the other party shall be entitled to seek temporary or permanent injunctive relief or specific performance in order to enforce its rights under this Agreement.
Section 5.2 Between BIIB and LICENSORS. As between BIIB and the LICENSORS, the provisions of Section 5.4 of the License Agreement shall continue in full force and effect unaltered by this Agreement.
Section 5.3 Between CTI and LICENSORS. CTI shall indemnify and hold LICENSORS and each of their respective Affiliates and sublicensees harmless against any and all claims, demands, actions, proceedings, liabilities, losses, damages, costs, and expenses, including, without limitation, reasonable expert witness and attorneys’ fees and costs arising from or related to any suit or claim by a third Person that is based upon a breach of the representation and warranties made by CTI in Section 3.2.
ARTICLE VI
GENERAL PROVISIONS
Section 6.1 Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed, addressed as follows:

(a)	if to CTI:
Cell Therapeutics, Inc.
501 Elliott Avenue Suite 400
Seattle, WA 98119
Telephone: (206) 284-5774
Facsimile: (206) 284-6114
Attn: James A. Bianco, M.D.
with a required copy to:
Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Telephone: (415) 772-6000
Facsimile: (415) 772-6268
Attn: Karen A. Dempsey

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(b)	if to BIIB:
Biogen Idec Inc.
14 Cambridge Place
Cambridge, MA 02142
Telephone: (617) 679-2000
Facsimile: (617) 679-2838
Attn: General Counsel
with a required copy to:
Pillsbury Winthrop Shaw Pittman LLP
12255 El Camino Real, Suite 300
San Diego, CA 92130
Telephone: (858) 509-4000
Facsimile: (858) 509-4010
Attn: Mike Hird

(c)	if to CORIXA and/or GSK:
GlaxoSmithKline Biologicals
553 Old Corvallis Road
Hamilton, Montana 59840-3131
Facsimile: (450) 978-7866
Attn: President
with a required copy to:
GlaxoSmithKline
R&D Legal Operations and Biologicals
2301 Renaissance Blvd.
King of Prussia, PA 19446
Facsimile: (610) 787-7084
Attn: Senior Vice President & General Counsel

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(d)	if to COULTER:
Coulter Pharmaceutical, Inc.
553 Old Corvallis Road
Hamilton, Montana 59840-3131
Facsimile: (450) 978-7866
Attn: President
with a required copy to:
GlaxoSmithKline
R&D Legal Operations and Biologicals
2301 Renaissance Blvd.
King of Prussia, PA 19446
Facsimile: (610) 787-7084
Attn: Senior Vice President & General Counsel

(e)	if to MICHIGAN:
University of Michigan
Office of Technology Transfer
2071 Wolverine Tower
3003 South State Street
Ann Arbor, MI 48109-1290
Facsimile: (734) 936-1330
Attn: Director of Licensing, File 1009
Each such notice, request or other communication shall be given by: (i) hand delivery; (ii) by certified mail; or (iii) nationally recognized courier service. Each such notice, request or communication shall be effective when delivered at the address specified in this Section 6.1 (or in accordance with the latest unrevoked direction from the receiving party).
Section 6.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 6.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Governmental Rule or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered by each party to both of the other parties, it being understood that all parties need not sign the same counterpart.
Section 6.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

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Section 6.6 Governing Law. This Agreement will be deemed to have been made in the State of California and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.
Section 6.7 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.
Section 6.8 Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of both of the other parties; provided, however, that, so long as any such successor or assign agrees in writing to be bound by this Agreement, BIIB or LICENSORS may assign its rights and obligations under this Agreement, without the prior written consent of both of the other parties, to an Affiliate or to a successor to the relevant portion of the assigning party’s business by reason of merger, sale of all or substantially all of its assets or securities or any similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of its responsibility for the performance of any obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the Effective Date.

BIOGEN IDEC INC.

By:	/s/ Faheem Hasnain
Name: Faheem Hasnain
Title:

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
Name: James A. Bianco
Title:

CORIXA CORPORATION

By:	/s/ Donald F. Parman
Name: Donald F. Parman
Title: Vice President & Secretary

COULTER PHARMACEUTICAL, INC.

By:	/s/ Donald F. Parman
Name: Donald F. Parman
Title: Vice President & Secretary

UNIVERSITY OF MICHICAN

By:	/s/ Kenneth J. Nisbet
Name: Kenneth J. Nisbet
Title: Executive Director, UM Technology Transfer

SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE

By:	/s/ Donald F. Parman
Name: Donald F. Parman
Title: Vice President & Secretary

EXHIBIT A
License Agreement
[attached]

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SETTLEMENT AND LICENSE AGREEMENT
This Settlement and License Agreement (“AGREEMENT”) is made and entered by and among Biogen Idec Inc., a Delaware corporation (“Biogen Idec”), Corixa Corporation, a Delaware Corporation (“Corixa”), Coulter Pharmaceutical, Inc., a Delaware Corporation (“Coulter”), The Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“Michigan”), and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a Pennsylvania Corporation (“GSK”) (collectively the “PARTIES”). The EFFECTIVE DATE of this AGREEMENT is February 27, 2004.
RECITALS
1. Certain disputes and controversies have arisen between the PARTIES relating to the claims, counter-claims, cross-claims, and demands set forth in the following civil actions (“THE LAWSUITS”):
a. Southern District of California Case No._01-CV-1637 IEG (RBB): On September 10, 2001, IDEC Pharmaceuticals Corp. (“IDEC”) filed a complaint in the Southern District of California against Corixa, Coulter and Michigan for a declaratory judgment of patent non-infringement and invalidity of U.S. Patents 6,015,542, 6,090,365, 5,595,721, 5,843,398, 6,251,362, and 6,022,521. This was assigned Case No. 0l-CV-1637 IEG (RBB). On September 12, 2001, IDEC filed a First Amended Complaint, adding a claim for declaratory judgment of patent non-infringement and invalidity of U.S. Patent 6,287,537. On February 13, 2002, Corixa, Coulter, Michigan and GSK filed a counterclaim alleging patent infringement of U.S. Patents 5,595,721, 6,015,542, and 6,090,365. On August 13, 2002, Corixa, Coulter, GSK and Michigan amended their counterclaim to include a claim for infringement of U.S. Patent 6,287,537.
b. District of Delaware Case No. 01-615: Southern District of California Case 02-CV-0508 IEG (RBB): On September 12, 2001, Corixa, Coulter, and GSK filed a complaint in the District Court of Delaware against IDEC alleging patent infringement and for a declaratory judgment of infringement of U.S. Patents 5,595,721, 6,015,542, and 6,090,365. This was assigned Case No. 01-615. On September 28, 2001, Corixa, Coulter, Michigan and GSK filed an Amended Complaint, adding Michigan as a plaintiff. Pursuant to a motion to transfer, this case was transferred to the Southern District of California and assigned Case No. 02-CV- 0508 IEG (RBB). The case was consolidated with Case No. 01-CV-1637 IEG (RBB), and pursuant to court order, was then referred to as Case No. 01-CV-1637 IEG (RBB). Corixa, Coulter, GSK and Michigan filed an Amended Complaint, adding a cause of action for patent infringement of U.S. Patent No. 6,287,537. IDEC has filed counterclaims for declaratory judgment of patent non-infringement and invalidity of U.S. Patents 6,015,542, 6,090,365, 5,595,721, and 6,287,537.

c. Southern District of California Case No. 03-CV-00380 IEG (RBB): On February 25, 2003, IDEC filed a complaint in the Southern District of California against Corixa, Coulter and GSK for infringement of U.S. Reissue Patent No. RE 38,008. This was assigned Case No. 03-CV-00380 IEG (RBB). On April 1, 2003, GSK filed a counterclaim for a declaratory judgment of non-infringement, invalidity, unenforceability and for interference with contractual relations. The cause of action for interference with contractual relations was dismissed by the Court on September 30, 2003. On August 18, 2003, Corixa and Coulter filed a counterclaim for a declaratory judgment of non-infringement, invalidity and unenforceability of U.S. Reissue Patent No. RE 38,008.
d. Southern District of California Case No. 03-CV-1093 IEG (RBB): On June 2, 2003, IDEC filed a complaint against Corixa, Coulter, Michigan and GSK for declaratory judgment of non-infringement, invalidity and unenforceability of U.S. Patent No. 6,565,827. In December, 2003, Corixa, Coulter, Michigan and GSK provided a covenant not to sue Biogen Idec for infringement as to any claim of the ‘827 patent:
“Patentees Corixa Corporation, Coulter Pharmaceuticals, the University of Michigan and SmithKline Beecham d/b/a GlaxoSmithKline unconditionally agree not to sue Biogen IDEC for infringement as to any claim of the ‘827 patent based upon the Zevalin™ or the Zevalin™ Therapeutic Regimen as previously or currently manufactured and sold or any Zevalin™ or the Zevalin™ Therapeutic Regimen as currently approved by the FDA. By this, Patentees’ representation to Biogen IDEC extends to infringement for any current or past off label use.”
Based upon this covenant not to sue, Biogen Idec dismissed the action without prejudice. This covenant not to sue is memorialized in the following letters: the December 11, 2003, letter from William G. Gaede (counsel for Corixa, Coulter, and Michigan) to James J. Elacqua (counsel for Biogen Idec), and in the December 15, 2003, and December 16, 2003, letters from Martin I. Fuchs (counsel for GSK) to F.T. Alexandra Mahaney (counsel for Biogen Idec), all of which are attached to the Notice of Voluntary Dismissal Without Prejudice filed in this case (the “827 COVENANT NOT TO SUE”). Notwithstanding this AGREEMENT, this ’827 COVENANT NOT TO SUE remains in effect.
2. On November 12, 2003, Biogen, Inc. merged with a wholly owned subsidiary of IDEC and IDEC changed its name to “Biogen Idec Inc.” On or about November 13, 2003, a Notice of Name Change was filed in THE LAWSUITS changing the name of IDEC to Biogen Idec.
3. Following a course of negotiations and mediation among the PARTIES hereto and their respective counsel, the PARTIES on February 27, 2004, agreed to settle and compromise all disputes, claims and controversies among them relating to the PATENTS IN SUIT, including all claims, counter-claims and cross-claims that were asserted in THE LAWSUITS by any of the PARTIES.
DEFINITIONS
1. “THE KAMINSKI PATENT FAMILY” shall mean (i) U.S. Patents No. 6,015,542, 6,090,365, 5,595,721, 5,843,398, 6,287,537, and 6,565,827; (ii) any patents, including, without limitation, any United States, international or foreign national or regional patents that issue from counterparts applications, continuations, continuations-in-part, divisionals or continued prosecution or renewal applications of any patent application from which any of the foregoing patents set forth in subsection (i) claims priority; and (iii) any patents, including, without limitation, any United States, international or foreign national or regional patents resulting from counterpart applications, reissues, reexaminations, extensions, interferences or oppositions of any of the foregoing.

2. “THE WAHL PATENT FAMILY” shall mean (i) U.S. Patents No. 6,251,362, and 6,022,521; (ii) any patents, including, without limitation, any United States, international or foreign national or regional patents that issue from counterparts applications, continuations, continuations-in-part, divisionals or continued prosecution or renewal applications of any patent application from which any of the foregoing patents set forth in subsection (i) claims priority; and (iii) any patents, including, without limitation, any United States, international or foreign national or regional patents resulting from counterpart applications, reissues, reexaminations, extensions, interferences or oppositions of any of the foregoing.
3. “THE NEORX PATENT FAMILY” shall mean (i) U.S. Reissue Patent No. RE 38,008; (ii) any patents, including, without limitation, any United States, international or foreign national or regional patents that issue from counterparts applications, continuations, continuations-in-part, divisionals or continued prosecution or renewal applications of any patent application from which any of the foregoing patents set forth in subsection (i) claims priority; and (iii) any patents, including, without limitation, any United States, international or foreign national or regional patents resulting from counterpart applications, reissues, reexaminations, extensions, interferences or oppositions of any of the foregoing.
4. “PATENTS IN SUIT” shall mean THE KAMINSKI PATENT FAMILY, THE WAHL PATENT FAMILY and THE NEORX PATENT FAMILY.
5. “ZEVALIN KITS” refers to: (a) any kit containing Ibritumomab Tiuxetan for the preparation of Indium-111 Ibritumomab Tiuxetan and Yttrium-90 Ibritumomab Tiuxetan as currently formulated and approved by the FDA, together with any label expansion thereon related to the treatment of any B-cell malignancies; (b) any modification to the kit described in subpart (a) resulting from a Supplement to the ZEVALIN BIOLOGICS LICENSE APPLICATION (“BLA”), or from a separate BLA that could have been filed with the FDA as a Supplement to the ZEVALIN BLA as determined by the then-current FDA regulations governing the filing of BLAs and BLA supplements; and (c) any modification to the kit described in subpart (a) that consists of separating the components as currently approved into separate kits and/or ceasing to sell one part of the kit (such as ceasing to sell Indium-111 Ibritumomab Tiuxetan). ZEVALIN KITS does not include: (a) the use of ZEVALIN KITS for any indication other than B-cell malignancies; or (b) any products requiring the filing of a new BLA.
6. “NET SALES” shall mean the gross invoiced sales prices charged for all ZEVALIN KITS sold by Biogen Idec, its AFFILIATES or ZEVALIN SUBLICENSEES (but with respect to ZEVALIN SUBLICENSEES, only in the circumstances described in the last sentence of definition 11 below) during a CALENDAR YEAR for ultimate use in the United States, after deduction of the following items:

a.	trade, quantity, allowances or cash discounts;

b.
amounts repaid or credited by reason of rejection or return of previously sold products, or for rebates or retroactive price reductions (including, without limitation, Medicaid, Medicare, government, commercial and similar types of rebates);

c.	all taxes and other governmental charges levied on sale, delivery or use, as applicable (excluding income taxes of any kind);

d.
transportation costs prepaid or allowed and costs of insurance in transit, customs duties, surcharges and other governmental charges, to the extent expressly set forth as part of the gross invoiced sales price to the THIRD PARTY;

e.	except where redundant with amounts in subparagraph (b) above, credits or allowances given or made for wastage replacement; and

f.	periodic adjustment of the provision determined in subsections (a) to (e) to reflect amounts actually incurred.
For the purposes of this NET SALES definition:
(i) Any “sale” that occurs other than in an arm’s-length transaction for fair market value shall be deemed to have occurred at a NET SALES amount equal to the average invoice price for the selling party, less the average permissible deductions for sales occurring during that year for the selling party in arm’s-length transactions. If the selling party did not have any arm’s-length transactions for fair market value during that year, then such sales shall be deemed to have occurred at a NET SALES amount equal to the fair market value of ZEVALIN KITS at that stage of the distribution chain in the United States, as determined by the price charged in arm’s-length transactions by other parties at such stage of the distribution chain in the United States during such calendar year or other evidence of such fair market value.
(ii) A “sale” is deemed to occur upon the earlier to occur of the date the ZEVALIN KITS are shipped or the date of invoice to the purchaser of the ZEVALIN KITS.
(iii) A sale of ZEVALIN KITS among or between Biogen Idec and its AFFILIATES for resale of such ZEVALIN KITS by Biogen Idec or any such AFFILIATE shall not be considered a sale for purposes of this provision. In the case of sales by Biogen Idec or any AFFILIATE to ZEVALIN SUBLICENSEES: (a) except as expressly provided in the last sentence of definition 11, sales to the ZEVALIN SUBLICENSEE shall constitute NET SALES (and the further resale of such ZEVALIN KITS by the ZEVALIN SUBLICENSEE shall be omitted from NET SALES), and (b) in the case described in the last sentence in definition 11 in which the resale by the ZEVALIN SUBLICENSEE is included in NET SALES, then the sale of the ZEVALIN KIT by Biogen Idec or any AFFILIATE to the ZEVALIN SUBLICENSEE shall be omitted from NET SALES.
(iv) A “sale” shall not include transfers or other distributions or dispositions of ZEVALIN KITS, at no-charge, for pre-clinical, clinical or regulatory purposes or to physicians or hospitals for promotional purposes or as free goods supplied to indigent patients or in connection with compassionate use or similar programs.

(v) “Sales” shall also exclude sales of ZEVALIN KITS for ultimate use in a country outside of the United States, noting that, in this regard, the calculation of NET SALES shall exclude ZEVALIN KITS which are sold in the United States for ultimate use in a country outside of the United States, but shall include ZEVALIN KITS which are sold outside of the United States for ultimate use in the United States where such use is intended and licensed by Biogen Idec or its Affiliates.
(vi) If Biogen Idec or any of its AFFILIATES or any ZEVALIN SUBLICENSEES bundles the sale of ZEVALIN KITS with the sale of any other product or service, the portion of the bundled price included in NET SALES shall be the portion of such bundled price allocable to the fair value of the ZEVALIN KITS relative to the fair value of the other elements of the bundled sale (determined on the basis of what would have been charged by Biogen Idec or any such AFFILIATE or ZEVALIN SUBLICENSEE to an unrelated purchaser in an arm’s length transaction).
(vii) If Biogen Idec, its AFFILIATES or ZEVALIN SUBLICENSEES (to the extent provided in the last sentence of definition 11) collect additional payments from a purchasing party, calculated based upon sales of ZEVALIN KITS which are in addition to, and where NET SALES have been calculated from, the gross invoiced sales price to such purchasing party for such ZEVALIN KITS (e.g., in the form of royalties or comparable payments based on resales of ZEVALIN KITS by such purchasing party), then such additional payments shall also be included in calculating NET SALES as received.
7. “THIRD PARTY(IES)” shall mean any person or entity other than a PARTY to this AGREEMENT or their respective AFFILIATES or its or their SUBLICENSEES.
8. “THE ASSERTED CLAIMS” mean claims 1-4, 8, 10, 14, 18, and 22 of U.S. Patent 6,595,721; claims 1-3, 7-8 and 10 of U.S. Patent 6, 015, 542; claims 1-2, 4-5, 7, 19-20, and 23-27 of U.S. Patent No. 6,090,365; and claims 1, 3, 7-9, 11, 13, 15-16, 19-21, 23, 25, 27-28, 31-33, 35,37, 39-41, 44-46, 48, 50 and 52 of U.S. Patent 6,287,537.
9. “AFFILIATES” shall mean with respect to any person or entity, any other person or entity, which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, (i) in the case of corporate entities at least fifty percent (50%) (or the maximum ownership interest permitted by law, if less than 50%) of the equity securities in the subject entity entitled to vote in the election of directors, and (ii) in the case of an entity that is not a corporation, at least fifty percent (50%) (or the maximum ownership interest permitted by law, if less than 50%) of the equity securities or other ownership interests with the power to direct the management and policies of such entity or entitled to elect the corresponding management authority.
10. “SUBLICENSEE” shall mean any entity or person to whom (i) Biogen Idec has granted (whether before or after the EFFECTIVE DATE) a right to make, have made, use, offer to sell, sell or import a product covered by any of THE KAMINSKI PATENT FAMILY or THE WAHL PATENT FAMILY or (ii) Corixa, Coulter, Michigan and GSK has granted (whether before or after the EFFECTIVE DATE) a right to make, have made, use, offer to sell, sell or import a product covered by any of THE NEORX PATENT FAMILY.

11. “ZEVALIN SUBLICENSEE” shall mean any entity or person to whom Biogen Idec has granted (whether before or after the EFFECTIVE DATE) a right to make, use, sell, offer to sell or import the ZEVALIN KITS, but shall not include any of the following: (a) any pharmacy, radiopharmacy or nuclear medicine pharmacy or facility to the extent it is a recipient of ZEVALIN KITS for preparation and/or administration to one or more particular patients; (b) any hospital or governmental health agency to the extent it is a recipient of ZEVALIN KITS for preparation and/or administration to one or more particular patients; and (c) any physician, nuclear medicine practitioner, licensed health care practitioner to the extent he or she prescribes, prepares and/or administers ZEVALIN to one or more particular patients. Notwithstanding any provision herein to the contrary, sales of ZEVALIN KITS by ZEVALIN SUBLICENSEES shall be included within NET SALES only if the ZEVALIN SUBLICENSEE in question has contractually agreed with Biogen Idec or an AFFILIATE to perform (whether itself or through others), and is substantially responsible for, the promotion and sales of the ZEVALIN KITS; provided, however, that a party entering into a contract sales force arrangement or co-promotion arrangement with Biogen Idec or an AFFILIATE in which Biogen Idec or the AFFILIATE books the sales revenue from the ZEVALIN KITS is not intended to be construed as a ZEVALIN SUBLICENSEE for purposes of the preceding sentence.
12. “CALENDAR YEAR” shall mean the period from January 1st through December 31st.
AGREEMENT
Now, therefore, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged, the PARTIES agree as follows:
1. DISMISSAL OF LAWSUITS: The PARTIES shall not pursue any further proceedings in THE LAWSUITS and shall dismiss with prejudice all respective claims, cross- claims and counterclaims pending in THE LAWSUITS. Within five days of execution of this AGREEMENT, the PARTIES shall sign the two attached Notices of Stipulated Dismissal With Prejudice Of All Claims And Counterclaims. Biogen Idec shall cause these Stipulations to be filed with the Court, and shall provide the other PARTIES with a filed-stamp copy of the Stipulations upon receipt.
2. PAYMENT; Upon execution of this AGREEMENT and in settlement of all outstanding claims, Biogen Idec will pay to Corixa the sum of [***] United States dollars (U.S. [***] by wire transfer of immediately available funds. Such payment shall become non-refundable and non-creditable against any other amounts due under this AGREEMENT upon entry by the Court of the Notices of Stipulated Dismissals described in paragraph 1 signed by all PARTIES. Any wire transfer payments to Corixa under this Agreement shall be made to the following account, or such other account as Corixa may hereafter designate in writing:

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Bank	The Commerce Bank of Washington
601 Union Street, Suite 3600
Seattle, WA 98104
ABA Number	125008013
Account	Corixa Corporation
Account Number	1199501
3. LICENSE GRANTS:
3.1 LICENSE TO THE KAMINSKI PATENT FAMILY AND THE WAHL PATENT FAMILY:
3.1.1 Corixa, Coulter, Michigan and GSK hereby each grant to Biogen Idec a worldwide, irrevocable, non-exclusive license to THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY for any and all purposes.
3.1.2 The term of this license shall be from the EFFECTIVE DATE of this AGREEMENT until the date of expiration of the last-to-expire patent of THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY.
3.1.3 Biogen Idec shall have the irrevocable right to grant sublicenses to THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY, provided that Biogen Idec incorporates terms and conditions into its sublicense agreements sufficient to enable Biogen Idec to comply with its obligations under this AGREEMENT and the sublicensee expressly agrees to and accepts that the terms and conditions of this AGREEMENT are binding upon it.
3.2 LICENSE TO THE NEORX PATENT FAMILY:
3.2.1 Biogen Idec hereby grants to each of Corixa, Coulter and GSK a worldwide, irrevocable, non-exclusive license to THE NEORX PATENT FAMILY for any and all purposes.
3.2.2 The term of this license shall be from the EFFECTIVE DATE of this AGREEMENT until the date of expiration of the last-to-expire patent of THE NEORX PATENT FAMILY.
3.2.3 Corixa, Coulter and GSK shall have the irrevocable right to grant sublicenses to THE NEORX PATENT FAMILY, provided that they incorporate terms and conditions into their sublicense agreements sufficient to enable Corixa, Coulter and GSK to comply with their obligations under this AGREEMENT and the sublicensee expressly agrees to and accepts that the terms and conditions of this AGREEMENT are binding upon it. Corixa, Coulter and GSK shall each have the power to grant such sublicenses, subject to any separate agreement among such parties.

4. ROYALTY PAYMENTS:
4.1 One Time Sales-Based Milestone Payment: Biogen Idec will make a one-time payment of five million United States dollars (U.S. $5 million) to Corixa by wire transfer of immediately available funds within forty-five days of the end of the first CALENDAR YEAR in which NET SALES exceed the sum of [***] United States dollars (U.S. [***]) in that one CALENDAR YEAR, except as provided in paragraph 4.3 below. Such payment shall be non-refundable and non-creditable against any other amounts due under this AGREEMENT.
4.2 Royalty Payments: Biogen Idec will pay to Corixa a [***] royalty on NET SALES occurring between [***], and [***] except as provided in paragraph 4.3 below. These royalty payments will be due within forty-five days after the end of each CALENDAR YEAR during such period, except that the royalty payments with respect to NET SALES during the first twenty-one days of [***] shall be made on or before [***]. Without limitation, this royalty obligation does not apply to any revenues obtained by Biogen Idec or its AFFILIATES or SUBLICENSEES on the sale of Rituxan® in its non-radiolabeled form.
4.3 Exceptions to Requirement of Royalty Payments: Notwithstanding the requirements of paragraphs 4.1 and 4.2, Biogen Idec shall not be obligated to make either the sales-based milestone payment of paragraph 4.1 or the future royalty payments of paragraph 4.2 under any of the following circumstances, provided, however, that any payment made under paragraphs 4.1 and 4.2 prior to such circumstances shall be non-refundable and non-creditable:
4.3.1 Biogen Idec shall not be obligated to make any such payments for any time period after which (a) all of the ASSERTED CLAIMS have expired or have been declared invalid or unenforceable by a final judgment or decree in an action brought by or against a THIRD PARTY, that is not further reviewable because of settlement, exhaustion of all permissible applications for rehearing or review by a superior tribunal, or expiration of the time permitted for such applications (such claims being “INVALID”); and (b) there is no other issued United States patents from THE KAMINSKI PATENT FAMILY with at least one claim that is not INVALID and that, except for this AGREEMENT, would be infringed (including contributorily or by inducement) by the making, use, sale or offer for sale of the ZEVALIN KITS. Furthermore, if there is any time period where U.S. Patent No. [***] is the only patent from THE KAMINSKI PATENT FAMILY with valid and enforceable claims, Biogen Idec also shall not be obligated to pay either the sales-based milestone payment of paragraph 4.1 or the future royalty payments of paragraph 4.2 on the sales of any ZEVALIN KITS which are covered by the ‘827 COVENANT NOT TO SUE.
4.3.2 Biogen Idec shall not be obligated to make any such payments if a change in the design of the ZEVALIN KITS, or in the administration of the components thereof, or in the indications for which the ZEVALIN KITS are used, means that the making, using, selling, offering for sale, or importing of the ZEVALIN KITS would not, in the absence of the license granted herein or any other license to THE KAMINSKI PATENT FAMILY, infringe (including contributorily or by inducement) any claim of any then issued patent of THE KAMINSKI PATENT FAMILY that has not been determined to be INVALID. Biogen Idec hereby acknowledges that the ZEVALIN KITS as currently formulated and approved for sale in the United States are subject to this royalty provision under the ASSERTED CLAIMS of THE KAMINSKI PATENT FAMILY as currently in effect.

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4.3.3 If Biogen Idec believes that any of the royalty payment exceptions identified in paragraphs 4.3.1 or 4.3.2 is applicable, it shall provide Corixa with written notice of such belief and the basis thereof and identify the sales that it believes are subject to such exception (provided, however, that no sales prior to the date notice is delivered pursuant to this paragraph 4.3.3 shall be subject to such exception) (the “EXCEPTION SALES”). The PARTIES agree to resolve any dispute about these issues through the dispute mechanism of paragraph 12. In pursuing any such dispute resolution with respect to paragraphs 4.3.1 and 4.3.2 only, the only issue for determination in such dispute resolution shall be whether the EXCEPTION SALES infringe the claims, as properly construed, of any then issued patents of THE KAMINSKI PATENT FAMILY that have not been separately determined to be INVALID and which are not subject of the ‘827 COVENANT NOT TO SUE. In pursuing any such dispute resolution with respect to paragraphs 4.3.1 and 4.3.2 only, the Court’s Claim Construction Order dated May 28, 2003, construing the meaning of certain terms appearing in the ASSERTED CLAIMS (the “CONSTRUED TERMS”) shall be binding with respect to the construction of: (1) the ASSERTED CLAIMS; and (2) the CONSTRUED TERMS appearing in the non-ASSERTED CLAIMS of the ‘721, ‘542, ‘365 and ‘537 Patents. However, this Claim Construction Order shall not be binding on the construction of such claims if such claims have been amended or are the subject of further prosecution (such as a reissue or reexamination), and shall not be binding on the claim construction of the claims of any other patent of THE KAMINSKI PATENT FAMILY. A determination that EXCEPTION SALES are not royalty-bearing shall not affect the royalty-bearing nature of any other sales of ZEVALIN KITS that arc properly the subject of the royalty provisions hereunder.
4.3.4 If disputed by Corixa, Biogen Idec will pay Corixa royalties on the EXCEPTION SALES until it has obtained either the written consent of Corixa to terminate such payments or a final determination (a judgment that is not further reviewable because of settlement, exhaustion of all permissible applications for rehearing or review by a superior tribunal, or expiration of the time permitted for such applications) that such EXCEPTION SALES are subject to either the paragraph 4.3.1 or 4.3.2 royalty payment exception. Any and all royalty payments made on EXCEPTION SALES which sales occurred after the written notice required by 4.3.3 are refundable as long as Biogen Idec, within six (6) months of the written notice, files a lawsuit or initiates an alternative mutually-agreed-upon dispute resolution mechanism to resolve the issue of whether the royalty payment exception of paragraph 4.3.1 and/or 4.3.2 is applicable. Alternatively, if Biogen Idec does not file a lawsuit or alternative dispute resolution mechanism within six (6) months of the written notice, then only those royalty payments made on EXCEPTION SALES which occurred after the filing of the lawsuit or alternative dispute resolution mechanism are refundable. If it is determined by agreement or through final determination that some or all of the EXCEPTION SALES were subject to either the paragraph 4.3.1 or 4.3.2 royalty payment exception, then, within forty-five (45) days of such determination or agreement, Corixa will refund to Biogen Idec any and all such refundable royalties paid on those EXCEPTION SALES plus interest at the rate of two percent (2%) over prime rate of interest as published in the Federal Reserve Bulletin H.15 or a successor bulletin thereto calculated from the date of receipt by Corixa. Interest shall be compounded annually, on each January 1. GSK will be severally liable with Corixa for the payment to Biogen IDEC of this refund plus interest.

4.4 Sales by AFFILIATES and ZEVALIN SUBLICENSEES: If Biogen Idec authorizes any AFFILIATE or ZEVALIN SUBLICENSEE to sell ZEVALIN KITS or any part thereof that creates a royalty obligation under this AGREEMENT, such agreement shall include an obligation for such AFFILIATE or ZEVALIN SUBLICENSEE to account for and report its NET SALES of ZEVALIN KITS in the same manner as if such sales had been made by Biogen Idec, and Biogen Idec shall pay royalties to Corixa as if the sales of such AFFILIATE or ZEVALIN SUBLICENSEE had been sales of Biogen Idec.
4.5 Reports: As to any CALENDAR YEAR from [***] through [***], Biogen Idec shall within forty-five (45) days of the end of such CALENDAR YEAR furnish Corixa a written report of NET SALES of ZEVALIN KITS in the United States during such preceding CALENDAR YEAR (except that such report for the first twenty-one days of the year 2014 shall be due [***]). Such report shall include the determination of NET SALES, setting forth the quantity of units sold and otherwise distributed, amount of gross receipts and deductions taken from gross receipts to arrive at NET SALES and the determination of royalty owed on NET SALES. Concurrently with each report, Biogen Idec shall make the royalty payment then due to Corixa. Payments shall be in U.S. dollars, and, unless, otherwise agreed in writing, shall be made by wire transfer of immediately available funds to such account of Corixa as Corixa may from time to time designate in writing. If no royalties are due, the report shall so state.
4.6 Audits: Biogen Idec shall keep, and shall exercise commercially reasonable efforts to cause those AFFILIATES and ZEVALIN SUBLICENSEES identified in paragraph 4.4 to keep, true, complete and accurate records of all sales of ZEVALIN KITS upon which royalties are due in accordance with GAAP, and in sufficient detail to confirm the accuracy of Biogen Idec’s royalty calculations. At Corixa’s request and expense, Biogen Idec shall permit, no more than once in a twelve month period, an independent certified public accountant, appointed by Corixa and acceptable to Biogen Idec, to examine, at Biogen Idec’s principal place of business, upon reasonable notice and at reasonable times, the records of Biogen Idec and such records as Biogen Idec collects from those AFFILIATES and ZEVALIN SUBLICENSEES identified in paragraph 4.4, solely to the extent necessary to verify the royalty calculations; provided that Biogen Idec may require such accountant to enter into a customary confidentiality agreement. Biogen Idec shall be responsible for providing access to such records that in the ordinary course of business are in the possession or control of those AFFILIATES and ZEVALIN SUBLICENSEES identified in paragraph 4.4. Such examination shall be limited to a period of time no more than three (3) years immediately preceding the request for examination. The report of any such examination shall be made simultaneously to Corixa and Biogen Idec and shall simply report the amount, if any, by which Biogen Idec has overpaid or underpaid its royalties. If Biogen Idec’s royalties are found to be in error such that royalties to Corixa were underpaid, then Biogen Idec shall promptly pay the deficiency plus interest at the rate of two percent (2%) over prime rate of interest as published in the Federal Reserve Bulletin H.15 or a successor bulletin thereto, from time to time (with interest to be compounded annually, on each January 1); and if royalties to Corixa were underpaid by more than five percent (5%), then Biogen Idec shall additionally reimburse Corixa for its reasonable out-of-pocket costs incurred in examining such records. In the event that an audit determines that Biogen Idec has overpaid royalties to Corixa for one or more audited CALENDAR YEARS, Biogen Idec shall be entitled to credit any such overpayment against royalties payable in the next CALENDAR YEAR. Corixa shall treat all financial information subject to review under this Section 4.6 as confidential, and shall cause its accounting firm to treat all such financial information in confidence. Biogen Idec shall contractually obligate each ZEVALIN SUBLICENSEE identified in paragraph 4.4 to agree to maintain records sufficient to audit the calculation of NET SALES by such sublicensee, and to permit audits in accordance with this paragraph 4.6.

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4.7 Dispute Over Payments Under Paragraphs 4.1 And 4.2: In the event that Corixa, Coulter, Michigan and GSK believe that Biogen Idec has not complied with its obligations under paragraphs 4.1 or 4.2, they shall provide Biogen Idec with written notice thereof. This written notice shall provide an explanation of the nature of the alleged lack of compliance and the actions believed to be necessary to cure such lack of compliance. Biogen Idec shall have forty-five (45) days from receipt of such written notice to comply with such notice or to provide written notice that it disputes the allegation that it is not in compliance with paragraph 4.1 or 4.2. If Biogen Idec provides written notice that it disputes the allegation that it is not in compliance with paragraph 4.1 or 4.2, then the PARTIES will have a thirty-day time period to negotiate in good faith the dispute and attempt to reach a resolution thereof. If the PARTIES are unable to reach resolution, then the PARTIES shall submit the dispute to a mediator for non-binding resolution according to the provisions of paragraph 12.
5. WARRANTIES:
5.1 Corixa, Coulter, Michigan and GSK warrant that: (i) they together have a sufficient ownership interest in THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY to grant the licenses set forth in paragraph 3.1 above (including, without limitation, such that no further license from any party claiming an interest in any portion of THE KAMINSKI PATENT FAMILY or THE WAHL PATENT FAMILY will be required by Biogen Idec, or any assignee or sublicensee of Biogen Idec hereunder, under THE KAMINSKI PATENT FAMILY or THE WAHL PATENT FAMILY in order to practice the license granted in paragraph 3.1); and (ii) they have the right to grant the licenses, with right to sublicense, described in such paragraph 3.1.
5.2 Biogen Idec warrants that: (i) it has a sufficient ownership interest in THE NEORX PATENT FAMILY to grant the licenses set forth in paragraph 3.2 above (including, without limitation, such that no further license from any party claiming an interest in any portion of THE NEORX PATENT FAMILY will be required for Corixa, Coulter and GSK, or any assignee or sublicensee of Corixa, Coulter or GSK hereunder, under THE NEORX PATENT FAMILY in order to practice the license granted in paragraph 3.2); and (ii) it has the right to grant the licenses, with right to sublicense, described in such paragraph 3.2.
5.3 The PARTIES hereby warrant to each other that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or other right or interest inconsistent with this AGREEMENT.
5.4 Each PARTY shall indemnify and hold the other PARTY(IES), its AFFILIATES and its and their SUBLICENSEES, harmless against any and all claims, demands, actions, proceedings, liabilities, losses, damages, costs, and expenses, including, without limitation, reasonable expert witness and attorneys’ fees and costs arising from or related to any suit or claim by a THIRD PARTY which is based upon a breach of the representations and warranties made by the representing PARTY in sections 5.1 to 5.3 above.

6. NO CHALLENGES TO EACH OTHER’S LICENSED PATENTS:
6.1 NO CHALLENGES RE KAMINSKI PATENT FAMILY AND WAHL PATENT FAMILY
6.1.1 Coulter, Corixa, GSK and Michigan hereby each agree that neither it nor any AFFILIATE or any licensee or sublicensee of THE KAMINSKI PATENT FAMILY or WAHL PATENT FAMILY will file or prosecute, or encourage or assist directly or indirectly any THIRD PARTY in filing or prosecuting, any claim, or lawsuit, or claim, cross-claim or counterclaim for patent infringement of any of THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY against the following persons or entities: (a) any pharmacy, radiopharmacy or nuclear medicine pharmacy or facility to the extent it is a recipient of ZEVALIN KITS for preparation and/or administration to one or more particular patients; (b) any hospital or governmental health agency to the extent it is a recipient of ZEVALIN KITS for preparation and/or administration to one or more particular patients; (c) any physician, nuclear medicine practitioner or licensed health care practitioner to the extent he or she prescribes, prepares, and/or administers ZEVALIN to one or more particular patients; (d) any health care insurance company; or (e) Biogen Idec, its AFFILIATES and any SUBLICENSEES of the foregoing as well as any of their distributors, importers, exporters, wholesalers, manufacturers and customers. Subpart (e) of this paragraph 6.1.1 shall be null and void and of no further force or effect solely with respect to any of Biogen Idec, its AFFILIATES or any of its SUBLICENSEES that breach any provisions of this Section 6.
6.1.2 Biogen Idec agrees that neither it nor any AFFILIATE will initiate or prosecute, or encourage or assist directly or indirectly any THIRD PARTY in initiating or prosecuting, any claim, or lawsuit, or claim, cross-claim or counterclaim in any lawsuit, or any administrative proceeding (including without limitation any proceeding with the United States Patent and Trademark Office or its counterpart agency in any other country) challenging the validity, inventorship or enforceability of THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY, except as required by law (e.g. such as responding to subpoena for documents or testimony). As to THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY, Biogen Idec, its AFFILIATES, and any SUBLICENSEE hereunder (but solely for the duration of their sublicense, as provided in paragraph 6.1.3), waive any and all invalidity, inventorship and unenforceability defenses in any future litigation, arbitration, or other legal or administrative proceeding; provided, however, that nothing in this paragraph prevents Biogen Idec or its AFFILIATES or its SUBLICENSEES from:
(i) challenging the validity, enforceability, inventorship or scope of claims 10-18 of U.S. Patent No. 6,090,365 and any patent claim not issued in THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY as of the date of this Agreement in the context of Biogen Idec or its AFFILIATES or its SUBLICENSEES’, as applicable, filing, prosecuting, defending or enforcing (including but not limited to, the conduct of any interferences including those conducted in the Patent and Trademark Office and actions brought under 35 U.S.C. §146 and §291, reexaminations, reissues, oppositions, or requests for patent term extensions relating thereto) any intellectual property rights that the applicable entity owns or controls (other than THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY), except that , in the context of any enforceability challenge, Biogen Idec, its AFFILIATES and, subject to paragraph 6.1.3, its SUBLICENSEES expressly waive the right to raise, assert, use or rely on any acts that occurred before the date of this Agreement;

(ii) asserting any and all defenses available to Biogen Idec, its AFFILIATES and its SUBLICENSEES in any suit or claim brought by a THIRD PARTY against them, including, without limitation, assertions relating to the validity, enforceability, inventorship or scope of any patent in THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY; and
(iii) asserting any and all defenses available to Biogen Idec, its AFFILIATES and its SUBLICENSEES in any suit brought against them or their SUBLICENSEES, distributors, importers, exporters, wholesalers, manufacturers, or customers for patent infringement of any patent of THE KAMINSKI PATENT FAMILY or WAHL PATENT FAMILY, including, without limitation, assertions relating to the validity, enforceability, inventorship or scope of any patent in THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY.
6.1.3 Biogen Idec agrees that, if it grants any sublicense to THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY as permitted under paragraph 3.1.3 of this AGREEMENT, such sublicense will include an obligation on the part of the intended SUBLICENSEE to be bound by paragraph 6.1.2 for the duration of such sublicense, provided however, that such intended SUBLICENSEE may have the right to terminate the sublicense and thereafter be no longer bound by paragraph 6.1.2.
6.1.4 Corixa, Coulter, Michigan and GSK each agree that, if it grants any sublicense to THE KAMINSKI PATENT FAMILY and WAHL PATENT FAMILY after the EFFECTIVE DATE of this AGREEMENT, such sublicense will include an obligation on the part of such intended SUBLICENSEE to be bound by paragraph 6.1.1 for the duration of such sublicense.
6.2 NO CHALLENGES RE NEORX PATENT FAMILY
6.2.1 Biogen Idec hereby agrees that neither it nor any AFFILIATE or any licensee or sublicensee of THE NEORX PATENT FAMILY will file or prosecute, or encourage or assist directly or indirectly any THIRD PARTY in filing or prosecuting, any claim, or lawsuit, or claim, cross-claim or counterclaim for patent infringement of any of THE NEORX PATENT FAMILY against the following persons or entities: (a) any pharmacy, radiopharmacy or nuclear medicine pharmacy or facility to the extent it is a recipient of BEXXAR for preparation and/or administration to one or more particular patients; (b) any hospital or governmental health agency to the extent it is a recipient of BEXXAR for preparation and/or administration to one or more particular patients; (c) any physician, nuclear medicine practitioner or licensed health care practitioner to the extent he or she prescribes, prepares, and/or administers BEXXAR to one or more particular patients; (d) any health care insurance company; and (e) Corixa, Coulter, GSK, their AFFILIATES and any SUBLICENSEES of the foregoing as well as any of their distributors, importers, exporters, wholesalers, manufacturers, or customers. Subpart (e) of this paragraph 6.2.1 shall be null and void and of no further force or effect solely with respect to any of Corixa, Coulter, GSK, their AFFILIATES or any of their SUBLICENSEES that breach any provisions of this Section 6.

6.2.2 Corixa, Coulter, and GSK each agree that neither they nor any AFFILIATE will initiate or prosecute, or encourage or assist directly or indirectly any THIRD PARTY in initiating or prosecuting, any claim, or lawsuit, or claim, cross-claim or counterclaim in any lawsuit, or any administrative proceeding (including without limitation any proceeding with the United States Patent and Trademark Office or its counterpart agency in any other country) challenging the validity, inventorship or enforceability of THE NEORX PATENT FAMILY, except as required by law (e.g., such as responding to subpoena for documents or testimony). As to THE NEORX PATENT FAMILY, Corixa, Coulter and GSK, its AFFILIATES, and any SUBLICENSEE hereunder (but solely for the duration of their sublicense, as provided in paragraph 6.2.3), waive any and all invalidity, inventorship and unenforceability defenses in any future litigation, arbitration, or other legal or administrative proceeding; provided, however, that nothing in this paragraph prevents Corixa, Coulter and GSK or their AFFILIATES or SUBLICENSEES; and provided however, that nothing in this paragraph prevents Corixa, Coulter, and GSK or their AFFILIATES or SUBLICENSEES from:
(i) challenging the validity, enforceability, inventorship or scope of any patent claim in THE NEORX PATENT FAMILY in the context of Corixa, Coulter, and GSK or any of their AFFILIATES or their SUBLICENSEES’s, as applicable, filing, prosecuting, defending or enforcing (including but not limited to, the conduct of any interferences including those conducted in the Patent and Trademark Office and actions brought under 35 U.S.C. §146 and §291, reexaminations, reissues, oppositions, or requests for patent term extensions relating thereto) any intellectual property rights that the applicable entity owns or controls (other than THE NEORX PATENT FAMILY), except that in the context of any enforceability challenge, Corixa, Coulter and GSK, their AFFILIATES and, subject to paragraph 6.2.3, their SUBLICENSEES expressly waive the right to raise, assert, use or rely on any acts that occurred before the date of this Agreement;
(ii) asserting any and all defenses available to Corixa, Coulter, and GSK and any of their AFFILIATES and SUBLICENSEES in any suit or claim brought by a THIRD PARTY against them, including, without limitation, assertions relating to the validity, enforceability, inventorship or scope of any patent in THE NEORX PATENT FAMILY; and
(iii) asserting any and all defenses available to Corixa, Coulter, and GSK and any of their AFFILIATES and SUBLICENSEES in any suit brought against them or their SUBLICENSEES, distributors, importers, exporters, wholesalers, manufacturers, or customers for patent infringement of any patent of THE NEORX PATENT FAMILY, including, without limitation, assertions relating to the validity, enforceability, inventorship or scope of any patent in THE NEORX PATENT FAMILY.

6.2.3 Corixa, Coulter and GSK each agree that, if they grant any sublicense to THE NEORX PATENT FAMILY as permitted under paragraph 3.2.3 of this AGREEMENT, such sublicense will include an obligation on the part of the intended SUBLICENSEE to be bound by paragraph 6.2.2 for the duration of such sublicense; provided however, that such intended SUBLICENSEE may have the right to terminate the sublicense and thereafter be no longer bound by paragraph 6.2.2.
6.2.4 Biogen Idec agrees that, if it grants any sublicense to THE NEORX PATENT FAMILY after the EFFECTIVE DATE of this AGREEMENT, such sublicense will include an obligation on the part of such intended SUBLICENSEE to be bound by paragraph 6.2.1 for the duration of such sublicense.
7. RELEASES:
7.1 Corixa, Coulter, Michigan and GSK, for themselves and their agents, successors, assigns, employees, representatives and attorneys, hereby release and discharge Biogen Idec and its respective present or former officers, directors, stockholders, employees, agents, AFFILIATES, partners, predecessors, successors, heirs, executors, assigns and attorneys from any and all claims, demands, actions, rights, causes of action, debts, obligations, costs, expenses, attorneys’ fees, damages, and liabilities of any kind or nature or character whatsoever whether known or unknown, suspected or unsuspected, actual or potential, absolute or contingent, pending or anticipated, which relate to any and all allegations or claims of infringement of any patents of THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY with respect to any acts committed prior to the EFFECTIVE DATE of this AGREEMENT, any and all claims that were or could have been made in THE LAWSUITS, any and all claims which arise out of or are connected to any occurrence or conduct alleged or referred in THE LAWSUITS which occurred prior to the EFFECTIVE DATE of this AGREEMENT, and any and all claims which arise out of or are connected to the filing, prosecution, and defense of THE LAWSUITS.
7.2 Biogen Idec, for itself and its agents, successors, assigns, employees, representatives and attorneys, hereby releases and discharges Corixa, Coulter, Michigan and GSK and their respective present or former officers, directors, stockholders, employees, agents, AFFILIATES, partners, predecessors, successors, heirs, executors, assigns and attorneys from any and all claims, demands, actions, rights, causes of action, debts, obligations, costs, expenses, attorneys’ fees, damages, and liabilities of any kind or nature or character whatsoever whether known or unknown, suspected or unsuspected, actual or potential, absolute or contingent, pending or anticipated, which relate to any and all allegations and claims of infringement of any patents of THE NEORX PATENT FAMILY with respect to any acts committed prior to the EFFECTIVE DATE of this AGREEMENT, any and all claims that were or could have been made in THE LAWSUITS, any and all claims which arise out of or are connected to any occurrence or conduct alleged or referred in THE LAWSUITS which occurred prior to the EFFECTIVE DATE of this AGREEMENT, and any and all claims which arise out of or are connected to the filing, prosecution, and defense of THE LAWSUITS.
7.3 It is specifically understood that this AGREEMENT may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against any action, suit, or other proceeding, which may be instituted, prosecuted, or attempted in breach of this AGREEMENT.

8. WAIVER OF CIVIL CODE 1542: The PARTIES specifically understand, acknowledge and agree that this is a full and final release, applying to any and all of the claims released in paragraphs 7.1 and 7.2, whether known or unknown. The PARTIES, having been fully advised by their respective counsel, hereby expressly waive the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows, and under all federal, state and common-law statutes or principles of similar effect:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
9. NO OTHER LICENSES:
9.1 The licenses granted hereunder are limited to those patent families specifically identified. Nothing in this AGREEMENT or the course of dealings between the PARTIES or usage or custom in the industry or trade shall be construed to confer any other rights or licenses to any other patents by implication, estoppel or otherwise.
9.2 Without limitation of the foregoing, this AGREEMENT does not grant any license under any patents (including U.S. Patent No. [***]) issuing from the application for United States Letter Patent Serial No. [***], filed September 5, 1986, for the invention titled [***].
9.3 Furthermore, Biogen IDEC agrees that it has released and shall never assert any claim or defense of an implied license under any theory or course of dealing, including under the September 1991 license agreement between IDEC Pharmaceuticals, Inc. and Coulter Corporation, to any of the patents in THE KAMINSKI PATENT FAMILY in connection with any patents (including U.S. Patent No. [***] issuing from the application for United States Letter Patent Serial No. [***], filed September 5, 1986, for the invention titled [***].
10. ASSIGNMENTS OF RIGHTS:
10.1 Biogen Idec may not assign or transfer its rights and obligations under this AGREEMENT to a non-AFFILIATE that does not purchase substantially all of Biogen Idec’s rights associated with ZEVALIN® without each of Corixa, Coulter, Michigan and GSK’s consent, which shall not be unreasonably withheld. The failure to respond in writing to a written request for consent within 30 days shall be deemed to be consent. Each of Corixa, Coulter, Michigan and GSK may not assign or transfer its rights and obligations under this AGREEMENT to a non-AFFILIATE that does not purchase substantially all of their rights associated with BEXXAR® without Biogen Idec’s consent, which shall not be unreasonably withheld. The failure to respond in writing to a written request for consent within 10 days shall be deemed to be consent. Such assignments or transfers shall include in writing terms and conditions sufficient to obligate such assignee or transferee to comply with the assignor’s obligations under this AGREEMENT. In all instances, the following obligations shall remain binding upon the initial PARTIES notwithstanding any assignment or transfer: paragraphs; 1, 5.4, 6, 7, 8, 9,12,14 and 15. Except as provided otherwise in this paragraph, in the event of any assignment or transfer, the assignor’s obligations will be passed on to the assignee without further recourse to the assignor.

[***]:	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

10.2 Biogen Idec may assign or otherwise transfer part or all of the rights, title or interest to THE NEORX PATENT FAMILY, provided that any such assignment or transfer includes terms and conditions sufficient to obligate any such assignee or transferee to comply with Biogen Idec’s obligations under this AGREEMENT with respect to THE NEORX PATENT FAMILY, including, without limitation, (i) an acknowledgement of the licenses granted under paragraph 3.2 above and (ii) agreement to the covenant not to sue set forth in paragraph 6.2.1 above.
10.3 Biogen Idec may assign or otherwise transfer part or all of the rights, title or interest to the ZEVALIN KITS, provided that any such assignment or transfer includes terms and conditions sufficient to obligate any such assignee or transferee to comply with Biogen Idec’s obligations under this AGREEMENT with respect to the ZEVALIN KITS, including, without limitation, agreement to make the reports and to pay the amounts set forth in paragraph 4 above.
10.4 Biogen Idec may assign or transfer its rights and obligations under this AGREEMENT to an AFFILIATE that does not purchase substantially all of Biogen Idec’s rights associated with ZEVALIN®, provided that Biogen Idec remains responsible for the performance by the assignee of its obligations under this AGREEMENT.
10.5 Coulter, Corixa, Michigan and GSK may assign or otherwise transfer part or all of the rights, title or interest to THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY, provided that any such assignment or transfer includes terms and conditions sufficient to obligate any such assignee or transferee to comply with the obligations of Coulter, Corixa, Michigan and GSK under this AGREEMENT with respect to THE KAMINSKI PATENT FAMILY and THE WAHL PATENT FAMILY, including, without limitation, (i) an acknowledgement of the licenses granted under paragraph 3.1 above and (ii) agreement to the covenant set not to sue forth in paragraphs 6.1.1 above.
11. TERM: This AGREEMENT shall come into force as of the EFFECTIVE DATE and shall continue in full force and effect, until the expiration of the last to expire of any of THE KAMINSKI PATENT FAMILY, WAHL PATENT FAMILY or NEORX PATENT FAMILY, except that paragraphs 4 and 12 of this AGREEMENT, and all other provisions necessary to interpret and give effect to paragraph 4, shall remain in full force and effect until all milestone payments and royalties that accrued under paragraph 4 prior to the expiration of such patents have been paid and any related disputes have been resolved, and except that the confidentiality provisions of paragraph 15 shall remain in full force and effect without expiration.

12. AGREEMENT TO MEDIATE DISPUTES OR CLAIMS ARISING FROM AGREEMENT: If a dispute arises out of or relates to this AGREEMENT, or the breach thereof, the Parties agree to first attempt to resolve the dispute through negotiation. If the dispute cannot be settled through negotiation, the PARTIES agree to next try in good faith to settle the dispute by mediation before resorting to arbitration, litigation, or some other dispute resolution procedure. Notwithstanding this paragraph 12, any PARTY may commence and pursue litigation or administrative remedies with respect to disputes arising out of or relating to this AGREEMENT (i) ninety (90) days following an initial written notice of such dispute to the other PARTIES or (ii) at any time, in the event that a PARTY files in a court of competent jurisdiction a motion for temporary restraining order, preliminary injunction or similar equitable relief which solely involve paragraphs 6 or 15 of this AGREEMENT.
13. NOTICES: Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in written and shall be delivered by an overnight courier service (such as Federal Express) or by certified or registered mail, return receipt requested, addressed as follows, or to such other address or fax number as the PARTY may have subsequently designated by written notice to all other PARTIES:

13.1 If to Biogen Idec:
Biogen Idec Inc.
14 Cambridge Center
Cambridge, MA 02142
Attention: General Counsel
Fax No.: 617-679-2838
13.2 If to Corixa or Coulter:
Corixa Corporation
1124 Columbia Street, Suite 200
Seattle WA 98104
Attention: General Counsel
Fax No.: 206-754-5994
Coulter Corporation
c/o Corixa Corporation
[At the same address and fax number as above]
13.3 If to Michigan:
Director of Licensing
Attention: File 1009
University of Michigan
Office of Technology Transfer
2071 Wolverine Tower
3003 S. State Street
Ann Arbor, MI 48109-1280
Fax No.: 734-936-1330
13.4 If to GSK:
SmithKline Beecham Corporation,
doing business as GlaxoSmithKline
Corporate Law Department
One Franklin Plaza
20 N. 16th Street
Philadelphia, PA 19006
Attention: Senior Vice President & General Counsel
Fax No.: 610-270-5713
14. COSTS AND FEES: Each PARTY shall bear its own costs, attorneys’ fees and other expenses, incurred in connection with THE LAWSUITS and this AGREEMENT.

15. CONFIDENTIALITY:
15.1 This AGREEMENT, and all its terms, shall be maintained in confidence by the PARTIES, provided that any PARTY may make such disclosures required by law, including financial or corporate reporting obligations. Notwithstanding the foregoing, each PARTY may state the existence and amount of the upfront payment in their financial reports, and may state that THE LAWSUITS between the PARTIES have settled with the payment by Biogen Idec of an upfront settlement payment, a sales-based milestone payment, and a royalty payment on United States sales of ZEVALIN® KITS. Each PARTY may disclose, and provide copies of this AGREEMENT and its terms to AFFILIATES and financial, accounting, tax and securities law advisors, who shall each agree to identical nondisclosure obligations as set forth in this section 15. Furthermore, notwithstanding the foregoing, a PARTY may disclose the terms of this Agreement to an actual or potential AFFILIATE, SUBLICENSEE or a potential acquirer of a PARTY or certain of its assets including those subject to this AGREEMENT, as reasonably necessary to the conduct of the PARTY’S business, provided that such disclosure is accompanied by an agreement obligating the party receiving the information to keep the information confidential. Michigan may disclose the financial terms of this AGREEMENT to its inventors of THE KAMINSKI PATENT FAMILY, who shall each agree in writing to identical nondisclosure obligations as set forth in this paragraph 15.
15.2 In the event that a PARTY is served with a legal document demanding the production or disclosure of this AGREEMENT or the terms or provisions of this AGREEMENT, such Party shall give notice of the same to the other PARTIES as soon as practicable and in any event shall not produce or disclose the terms of this AGREEMENT until the other PARTIES have received notice and have had an opportunity to oppose the demand if appropriate. In the event that a PARTY is advised in good faith by legal counsel that disclosure of any of the terms or provisions of this AGREEMENT is required pursuant to the reporting requirements of any law (including but not limited to the reporting requirements of the Securities Exchange Commission or related law or regulations or comparable laws or regulations in a foreign country), then such PARTY shall provide notice of the intended public disclosure (including the precise language of the disclosure) to the other undersigned PARTIES at least 48 hours before making such disclosure. The Protective Order entered in the Lawsuits shall survive dismissal and be complied with by the PARTIES per its terms.
16. SUCCESSORS: This AGREEMENT shall inure to the benefit of and be binding upon the PARTIES’ respective successors and assigns.
17. COUNTERPARTS: This AGREEMENT may be executed in several counterparts, and shall be effective when so executed by all PARTIES identified below and thereupon shall constitute one agreement, binding on all PARTIES hereto, notwithstanding that all PARTIES are not signatory to the original or the same counterpart.
18. FINAL EXPRESSION OF AGREEMENT: Except for the ‘827 COVENANT NOT TO SUE and the Settlement and License Agreement entered into between SmithKline Beecham Corporation and Idec Pharmaceuticals Corporation dated November 14, 2002, this AGREEMENT and all associated papers represent and contain the entire agreements among the PARTIES with respect to the subject matter of this AGREEMENT, and supersedes any and all prior or contemporaneous oral and written negotiations, agreements and understandings, including the Memorandum of Agreement dated February 27, 2004. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof shall be relied upon by the PARTIES except those expressly contained herein. This AGREEMENT may not be amended or modified or waived except as agreed in writing by all PARTIES.

19. PORTION VOID: Should any word, clause, phrase, or portion of this AGREEMENT be judicially declared to be to any extent void or unenforceable, such portion shall be construed as if it were written so as to effectuate, to the maximum extent possible and enforceable, the PARTIES’ intent, and in any event such portion shall be considered independent and severable from the remainder of the AGREEMENT, the validity of which shall remain unaffected.
20. DRAFTED BY THE PARTIES: In the event of a dispute, this AGREEMENT shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against any PARTY hereto on the ground that such PARTY drafted or caused to be drafted this AGREEMENT or any part thereof. Accordingly, the PARTIES agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting PARTY shall not be employed in the interpretation of this AGREEMENT.
21. GOVERNING LAW: This AGREEMENT is made pursuant to, and shall be governed by, the internal laws of the State of California. The PARTIES agree that this AGREEMENT shall be enforceable in any court of competent jurisdiction within the State of California.
22. ADVICE OF COUNSEL: The PARTIES hereto acknowledge that they have each consulted, conferred with, and obtained the advice of their respective legal counsel, prior to executing this AGREEMENT; that they have entered into and executed this AGREEMENT voluntarily and with full knowledge and appreciation of the meaning, scope, effect and significance of each and every provision contained herein; and that they do not rely and have not relied upon any representation or statement made by any other PARTY or any of their representatives or attorneys with regard to the subject matter, consideration, scope, basis or effect and significance of this AGREEMENT.
23. NO ADMISSION OF LIABILITY: It is understood and agreed that this AGREEMENT is a compromise of disputed claims and that the offer and acceptance of consideration by the PARTIES is not to be construed as admission of liability by any PARTY, which liability is expressly denied.
24. KNOWING AND VOLUNTARY EXECUTION: The PARTIES hereto, and each of them, further represent and declare that they have carefully read this AGREEMENT and know the contents thereof and that they sign the same freely and voluntarily.

IN WITNESS WHEREOF the PARTIES have executed this AGREEMENT on the dates indicated below. The signatories below represent that they have the authority to sign for the entity for which they sign and that their signature is binding upon that entity.

BIOGEN IDEC INC.		CORIXA CORPORATION

By:	/s/ William R. Rohn	By:	/s/ Signature Illegible
	William R. Rohn	Its:	Sr. VP, General Counsel & Secretary
Its:	Chief Operating officer	Dated: May 7, 2004
Dated: 5/7, 2004

COULTER PHARMACEUTICAL INC.		SMITHKLINE BEECHAM CORPORATION, d/b/a GlaxoSmithKline

By:	/s/ Signature Illegible	By:	/s/ Donald Parman
Its:	Secretary	Its:	Vice President and Secretary
Dated: May 7, 2004		Dated: May 7, 2004

REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Kenneth J. Nisbet
Its:	Executive Director, UM Technology Transfer
Dated: May 6, 2004

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